Exhibit 99.1

Founder Jessica Alba to Step Down from Role as Chief Creative Officer at The Honest Company Following a Record Q4 Performance

LOS ANGELES, Calif. – April 9, 2024 – The Honest Company (NASDAQ: HNST), a personal care company dedicated to creating clean- and sustainably-designed products, recently reported record quarterly sales and profits for the fourth quarter of 2023, along with an updated long-term growth vision.

With this growth vision in place and a strengthened business model, the company’s Founder Jessica Alba has determined that now is the right time to depart from her role as Chief Creative Officer, allowing her to shift her creative energy to new endeavors. She continues to provide her support and leadership as a member of Honest’s board of directors.

“As we reimagined the future of the business, we benefited greatly by having insights from our founder, Jessica Alba. A true visionary, Jessica founded Honest with a desire to bring a higher standard for clean ingredients and sustainable design to baby and personal care products,” said Chief Executive Officer Carla Vernón. “I offer our deep appreciation on behalf of the management team, our board of directors and generations of Honest employees for Jessica’s leadership through the years. I am pleased Jessica will remain an advisor in her role as a member of our board of directors. And, as she shifts her focus to exciting new ventures, we will be cheering her on.”

“When I created The Honest Company, I set out to change the consumer product industry and I can proudly say, we did just that,” said Founder, Jessica Alba. “Honest has been a true labor of love for me - one that showed me what’s possible when you infuse purpose into business. While there never would have been an easy time to make this decision, I know we have a leadership team in place to advance my founding vision and protect Honest’s reputation as an industry changemaker. As I transition, I look forward to contributing to the company’s success in my role on the Board of Directors as I redirect my focus on new projects and passions.”

For additional information on Honest’s results and growth strategy, please see the new Investor Presentation available at Investors.Honest.com. The Company re-affirms its full year revenue and adjusted EBITDA outlook communicated in its March 6, 2024 fourth quarter earnings release.

Forward-Looking Statements
This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning Honest’s full year revenue and adjusted EBITDA outlook, growth strategy and long range plan, the advancement of Jessica Alba’s founding vision, and her tenure on the board of directions and contributions to Honest’s future success.

About The Honest Company
The Honest Company (NASDAQ: HNST) is a personal care company dedicated to creating clean-and sustainably-designed products spanning categories across diapers, wipes, baby personal care, beauty, apparel, household care and wellness. Founded in 2012, the Company is on a mission to challenge ingredients, ideals, and industries through the power of the Honest brand, the Honest team, and the Honest Standard.

Honest products are available via Honest.com, leading online retailers and approximately 51,000 retail locations across the United States and Canada. For more information about the Honest Standard and the Company, please visit www.honest.com.

Investor Contact:
Elizabeth Bouquard
ebouquard@thehonestcompany.com
Media Contact:
Jennifer Kroog Rosenberg
jrosenberg@thehonestcompany.com